Province of British Columbia

FORM 19

(Section 348)

COMPANY ACT

SPECIAL RESOLUTION

Certificate of
Incorporation No. 210187

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:	TERYL RESOURCES CORP.

Date resolution passed:	November 20, 2000

Special Resolution:

“BE IT RESOLVED that the authorized capital of the Company be increased from 30,000,000 common shares without par value to 100,000,000 common shares without par value.”

(Altered Memorandum attached)

CERTIFIED a true copy the 25th day of November, 2002.

/s/ John Robertson

John Robertson, President and
Secretary

SCHEDULE “A”

COMPANY ACT

FORM 1

ALTERED MEMORANDUM

(as altered by Special Resolution passed November 20, 2000)

I wish to be formed in to a company with limited liability under the British Columbia Company Act in pursuance of this Memorandum.

1.	The name of the Company is “TERYL RESOURCES CORP.”

2.	The authorized capital of the Company consists of:

	a.	100,000,000 common shares without par value; and
	b.	5,000,000 preferred share with a par value of $1.00.